Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (“Agreement”) is made effective the 5th day of March 2014 (“Effective Date”), between MEDIA RHYTHM GROUP, INC., a California corporation (“Buyer”), and FREEBUTTON, INC., a Nevada corporation (“Seller”), and is made with reference to the following facts:

RECITALS

A.             On July 11, 2013, Buyer and Seller entered into that certain Asset and Business Acquisition Agreement, whereby Buyer sold to seller all of the assets in relation to Buyer’s business (the “Business”), for payment by Seller of $420,000 pursuant to a Promissory Note (the “Note”) payable in 24 equal monthly installments commencing on August 1, 2013 (the “Seller Acquisition”).

B.             Seller has made payments in the amount of $28,016.00 to Buyer under the Note, and is in default thereof.

C.             Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Assets in exchange for cancellation of the Note, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and warranties contained in this Agreement, the parties agree as follows:

AGREEMENT

1.             PURCHASE AND SALE. Subject to the provisions and conditions set forth in this Agreement, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer, and Buyer purchases from Seller with a view to carrying on the Business as a going concern, all of Seller’s right, title and interest in the assets used in the operation of the Business, free and clear of all Liens, with effect from the Effective Date, including, without limitation, (i) the assets described in Exhibit A, (ii) the goodwill developed by Seller in connection with its operation of the Business, and (iii) all other furniture, fixtures, equipment, supplies, inventory, leasehold improvements (to the extent owned by Seller and deliverable to Buyer), telephone numbers, tradenames, signs, and other business property used in the operation of the Business (collectively, the “Assets”).

3.             ASSUMPTION OF LIABILITIES.  Buyer shall assume and/or take the Assets subject to any existing accounts payable or other contracts or executory obligations entered into or incurred by Seller in connection with the Business prior to the Effective Date in the ordinary course of business (the “Assumed Liabilities”).

4.             PURCHASE PRICE. In consideration of Seller’s sale, transfer and assignment of the Assets to Buyer and the other consideration provided by Seller herein, Buyer shall terminate the Note, and relieve Seller of any and all obligations under the Note pursuant to that certain Cancellation and Termination of Promissory Note (the “Note Termination”), in the form attached hereto as Exhibit B (the “Purchase Price”).

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5.	CLOSING.

5.1          Time and Place of Closing. The closing for the purchase and sale of the Assets (the “Closing”) shall be held at the end of the business day on the Effective Date, or at such other time and place as the parties may mutually agree in writing (the “Closing Date”). At the Closing, Seller shall transfer and convey title to the Assets to Buyer as provided in this Agreement. From and after the Closing, Buyer shall take over the Business, and whatever rights Seller has in respect of the Business.

5.2          Buyer’s Closing Obligations. At or before the Closing, as required herein, Buyer shall execute, acknowledge, and deliver, as appropriate, each of the following items:

(a)     The Note Termination; and

(b)     All other instruments and documents necessary to consummate the transactions contemplated by this Agreement.

5.3          Seller’s Closing Obligations. At or before the Closing, as required herein, Seller shall execute, acknowledge, and deliver, as appropriate, each of the following items:

(a)     A duly executed Bill of Sale (the “Bill of Sale”), in the form attached hereto as Exhibit C and incorporated by this reference, conveying all of Seller’s right, title and interest in and to the Assets to Buyer; and

(b)     All other good and sufficient instruments and documents of conveyance and transfer as shall be necessary and effective to transfer, convey, and assign to Buyer at the Closing all of Seller’s right, title, and interest in and to the Assets, free and clear of any liens or encumbrances, as required by the terms of this Agreement.

6.            REPRESENTATIONS AND WARRANTIES OF SELLER .Seller warrants to Buyer as follows:

6.1.         Power and Authority. Seller has full power and authority and contractual right and authority to enter into this Agreement and to sell, convey and transfer the Assets. This Agreement constitutes the legal, valid and binding obligation of Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with, violate or constitute a default under the terms, conditions or provisions of any agreement or instrument to which Seller is a party, or any law, judgment or order of which Seller is aware, and will not result in the creation of any lien, mortgage, pledge, security interest or encumbrance (collectively, “Liens”) on the Assets, except as may be created in favor of Seller hereby.

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6.2.          Title to and Condition of Assets. Seller has legal and beneficial title to the Assets, and the Assets are not encumbered by any Liens, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, which Buyer shall or will succeed to by reason of its purchase of the Assets. Seller shall transfer all of the Assets to Buyer, free and clear of all Liens. Seller has not granted any license, agreement or other permission to any third party with respect to any of the Assets. Each Asset is in good operating condition and repair except for ordinary wear and tear and is suitable for the purposes for which it presently is used.

6.3.         Compliance with Laws. The Business has complied with, and is not in violation of, any material applicable statutes, laws, ordinances or regulations.

8.           WARRANTIES OF BUYER. Buyer warrants to Seller as follows:

8.1.         Power and Authority. Buyer has full corporate power and authority and contractual right and authority to enter into this Agreement and to purchase the Assets, and has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the purchase of the Assets in accordance with its terms, and the performance of the obligations of Buyer hereunder. This Agreement has been duly executed by an authorized officer of Buyer, and constitutes the legal, valid and binding obligation of Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally.

8.2          Buyer’s Due Diligence. Buyer hereby acknowledges that prior to the date of this Agreement, it has had the opportunity to physically inspect the Assets, and further acknowledges that it had the opportunity to be provided with further documents, but chose not to do so, and is satisfied itself with the conditions thereof and has performed and completed all other investigations and studies necessary to determine the condition and feasibility of the Assets and the Business.

8.3          No Reliance on Seller. Buyer represents, warrants and agrees that: (a) except only to the extent specifically set forth in this Agreement, Buyer has not relied upon Seller nor any of the employees, agents or attorneys of Seller (collectively, “Seller’s Agents”), and Seller has not made any oral or written representations, warranties, promises or guaranties whatsoever to Buyer, whether express or implied, of any sort or nature relating to the condition (physical, financial or otherwise) of the Assets, fitness for any specific use, or merchantability of any Assets, the income-producing potential of the Assets, the laws, regulations and rules applicable to the Assets or the compliance (or non-compliance) of the Assets therewith, the quantity, quality or condition of the Assets, or any other matter or thing affecting or relating to the Assets or the transactions contemplated hereby; (b) Buyer has not relied upon any representations, warranties, promises or guarantees or upon any other statements of Seller except only for those specifically set forth herein; and (c) Buyer has not relied on any financial statements or sales projections regarding the Business in connection with Buyer’s decision to purchase the Assets, has completed its examination of the Assets, and based upon such examination, is familiar with the physical condition thereof and has conducted such investigations as Buyer deemed appropriate, and has elected to proceed with the transaction based solely on Seller’s representations and warranties set forth herein and Buyer’s own independent investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances.

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8.4          “As Is”. Buyer agrees to accept the Assets “as is” in its present condition, subject to reasonable use, wear, tear and natural deterioration of the Assets.

8.5          Waiver of Bulk Sales Transfer. Buyer hereby waives all notice and publication requirements under the Bulk Transfer Division of the Uniform Commercial Code of the State of California in connection with the sale of the Assets.

9.            INDEMNIFICATION. Seller shall indemnify and hold Buyer harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to (a) Seller’s ownership or use of the Assets, Seller’s operation of the Business, and Seller’s performance of any service or sale of any product, all prior to the Effective Date, (b) unpaid taxes with respect to any tax year or portion thereof ending on or before the Effective Date, (c) the failure, breach or falsity of any representation or warranty of Seller contained in this Agreement, and/or (d) the failure by Seller to observe or perform any other covenant or agreement to be observed or performed by Seller under this Agreement.

10.          MISCELLANEOUS.

10.1.       Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

10.2.       Modification. This Agreement may be modified or rescinded only by a writing signed by all parties to this Agreement or by their duly authorized agents.

10.3.       Agreement to Necessary Acts. Each party to this Agreement agrees to execute and deliver all documents and perform further acts that may be reasonably necessary to carry out the provisions of this Agreement.

10.4.       No Waiver. No waiver of any right under this Agreement shall be deemed effective unless in writing and signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

10.5.       Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. The parties irrevocably and unconditionally waive any right(s) that they may otherwise have to claim damages or other remedy in respect of any misrepresentation, arrangement, understanding or agreement, and in respect of any breach of any warranty, covenant or representation, that is not contained in this Agreement. It is further acknowledged and agreed that no representations, arrangements, understandings or agreements (whether written or oral) made by or on behalf of either party have been relied upon by the other party other than those expressly set out in this Agreement.

10.6.       Exhibits. All attached exhibits and schedules to which reference is made herein are hereby incorporated by this reference.

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10.7.       Survival of Warranties and Agreement. The warranties, obligations, covenants and agreements of the parties hereto shall in all events survive the close of this Agreement where same is necessary to effectuate the intention of the parties.

10.8.       Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, which cannot be settled amicably by the parties, shall be finally settled by binding arbitration to be held in San Diego, California before a single arbitrator under the Arbitration Rules of American Arbitration Association. The arbitrator shall determine all questions of fact and law relating to any controversy, claim or dispute submitted for arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

10.9.       Attorneys’ Fees. If any action or arbitration is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover from the other party actual attorneys’ fees and costs incurred in connection with such action, in addition to all other proper relief. Attorneys’ fees incurred in enforcing any judgment are recoverable as a separate item, and this provision for post-judgment attorneys’ fees shall survive any judgment and shall not be deemed merged into the judgment.

10.10.    Remedies Cumulative. All remedies provided in this Agreement are cumulative and non-exclusive, and shall be in addition to any and all other rights and remedies provided by law or in equity.

10.11.    Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to the conflict of laws principles thereof.

10.12.    Tax Consequences. Seller acknowledges that Buyer makes no representations or warranties, and has provided no advice to Seller with respect to the tax consequences to Seller of the transactions contemplated by this Agreement. Seller acknowledges that it has been advised by Buyer to consult its own tax advisor and legal counsel with respect to the tax aspects of this Agreement.

10.13.    Joint and Several Liability. In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

10.14.    Remedies. Buyer irrevocably and unconditionally waives any right it may have to rescind or repudiate this Agreement and acknowledges that damages for breach of contract will be its sole remedy for any claim in respect of misrepresentation, negligent misstatement and/or breach of any warranty or any other claim under or in connection with this Agreement.

10.15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the Effective Date.

BUYER: MEDIA RHYTHM GROUP, INC., a California corporation

By:	/s/ James Lynch
Name: James Lynch Title: President

SELLER: FREEBUTTON, INC., a Nevada corporation
By:	/s/ James Lynch
Name: James Lynch Title: Chief Executive Officer

By:	/s/ Dallas Steinberger
Name: Dallas Steinberger Title: COO

SCHEDULES AND EXHIBITS

EXHIBIT A – PURCHASED ASSETS

EXHIBIT B – CANCELLATION AND TERMINATION OF PROMISSORY NOTE

EXHIBIT C – ASSIGNMENT AND BILL OF SALE

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EXHIBIT A

PURCHASED ASSETS

All rights, title and interest in and to property, assets, interests and rights of any kind, whether tangible or intangible, owned by Seller and used in the Business, including, without limitation, the following:

(a)     all of Seller’s right, title and interest in and to the use of Seller’s business names including, but not limited to, the name “Media Rhythm,” or any similar names, and the goodwill associated therewith, and all trade name, logos, copyrights, service marks, trademarks and other intellectual property;

(b)      all books of account, files, papers and other records relating to the Business and the Assets, including all invoices and customer and vendor orders. Seller will be granted access to all such materials for the purposes of completing Seller’s requisite accounts and tax filings;

(e)      all URLs and websites used in connection with the Business;

(f)      all of Seller’s right, title, and interest in and to (subject to the burden of) the contracts and other agreements of the Business, including but not limited to all accounts receivable; and

(g)      all the telephone and facsimile lines and numbers used by Seller in connection with the Business.

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EXHIBIT B

CANCELLATION AND TERMINATION OF PROMISSORY NOTE

This Cancellation and Termination of Promissory Note (“Agreement”) is dated for reference purposes March 5, 2014 by and between Media Rhythm Group, Inc., a California corporation (“Media Rhythm”) and FreeButton, Inc., a Nevada corporation (“FBTN”), with reference to the following facts:

1.                  FBTN purchased a business and its assets from Media Rhythm (the “Assets”) and in consideration therefore, FBTN executed and delivered to Media Rhythm a Promissory Note in the principal amount of $420,000 (“Note”), dated July 11, 2013.

2.                  FBTN has paid the total sum of $28,016.00 (the “Prior Payments”), and is therefore in default under the terms of the Note. In consideration for the sale and transfer of the Assets back to Media Rhythm, Media Rhythm hereby delivers to FBTN a complete release of all of FBTN’s obligations under the Note (“Note Termination”), and FBTN hereby agrees and acknowledges that the Note Termination represents the full and total consideration due to FBTN, and FBTN releases any and all claims for payment of any sums, including any claims or rights it may have to the Prior Payments.

NOW THEREFORE in consideration of FBTN selling, assigning, transferring and conveying the Assets to Media Rhythm, the parties hereby agree that the Note is forever terminated, extinguished and cancelled and neither party shall hereafter have any rights or obligations under the Note.

Media Rhythm will concurrently herewith mark “Cancelled” on the Note and return the Note to FBTN.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the year and date below written.

MEDIA RHYTHM GROUP, INC., a California corporation

By:	/s/ James Lynch
Name: James Lynch Title: President

FREEBUTTON, INC., a Nevada corporation
By:	/s/ James Lynch	By:	/s/ Dallas Steinberger
	Name: James Lynch Title: Chief Executive Officer		Name: Dallas Steinberger Title: COO

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EXHIBIT C

ASSIGNMENT AND BILL OF SALE

BY THIS ASSIGNMENT AND BILL OF SALE effective as March 5, 2014, FreeButton, Inc. (“Transferor”), in consideration for the Purchase Price, as that term is defined in that certain Asset Purchase Agreement dated March 5, 2014 (the “Asset Purchase Agreement”) by and between Transferor and Media Rhythm Group, Inc., pursuant to the terms of the Asset Purchase Agreement, does hereby grant, sell, convey, assign, transfer and deliver to Media Rhythm Group, Inc. and its successors and assigns, all of the right, title and interest held by Transferor in and to the Assets as that term is defined in the Asset Purchase Agreement, free and clear of any and all encumbrances.

All provisions of this Assignment and Bill of Sale are subject, in all respects, to the terms and conditions of the Asset Purchase Agreement and all of the warranties, covenants, agreements and disclaimers contained therein, all of which shall survive the execution and delivery of this Assignment and Bill of Sale.

All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

IN WITNESS WHEREOF, Transferor has executed this Assignment and Bill of Sale effective as of the date first above written.

TRANSFEROR: FREEBUTTON, INC., a Nevada corporation
By:	/s/ James Lynch
Name: James Lynch Title: Chief Executive Officer

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